Exhibit 10.2

1 C:\Users\ahasani\AppData\Local\Microsoft\Windows\INetCache\Content.Outlook\NG63XUII\Third Amenmdent to Lease - PC Connection -12.2.25 - Execution Version.docx THIRD AMENDMENT TO LEASE THIS THIRD AMENDMENT TO LEASE (the “Third Amendment”), entered into and made effective this 22nd day of January 2026 (the “Effective Date”), by and between WIP 13 OWNER LLC, an Ohio limited liability company (the “Lessor” or “Landlord”), and PC CONNECTION, INC., a Delaware corporation (the “Lessee” or “Tenant”). WITNESSETH: WHEREAS, Lessor’s predecessor-in-interest and Lessee entered into that certain Lease Agreement dated August 27, 2014 [the “Base Lease”, together with those certain letters from Mandelbaum, Salsburg, Lazris & Discenza, P.C. dated October 6, 2014 and October 7, 2014 (the “Letter Agreements”), that certain Second Amendment to Lease Agreement dated August 29, 2019 (the “Second Amendment”), and this Third Amendment, the “Lease”] pursuant to which Lessee leases from Lessor Building 11 located at 3336 Progress Way, Wilmington, Ohio consisting of 282,819 square feet (the "Premises”); and WHEREAS, Lessor and Lessee desire to amend the Lease as hereinafter set forth; and NOW, THEREFORE, in consideration of the foregoing recitals, the mutual covenants herein contained, and good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows: 1. CONDITION OF PREMISES. Lessee is in possession of and accepts the Premises in its “as is, where is” condition” subject to Landlord’s continuing maintenance and repair obligations under the Lease. 2. TERM. The term of Lease for the Premises is hereby extended for a period of seven (7) years (the “2026-2033 Extended Term”) commencing on September 1, 2026, and expiring on August 31, 2033 (the “Expiration Date”). 3. RENEWAL OPTIONS. As of the date hereof, any options for Tenant to extend the term remaining under the Lease shall be replaced and superseded by the following renewal options set forth in this Section 3. Provided Tenant is not in material default beyond any applicable grace or cure period, Tenant shall have two (2) additional non-transferable (except to any related entity which controls Tenant, is controlled by Tenant, or is under common control with Tenant, or if Tenant is acquired pursuant to a merger or acquisition, or sells substantially all of the assets of its business conducted at the Premises, each as permitted in accordance with the Lease) options to extend the Term of the Lease for a period of five (5) years each (each, a “Renewal Term”) exercisable by serving written notice of the exercise thereof upon Landlord no later than two hundred seventy (270) days prior to the expiration of the 2026-2033 Extended Term, or the first Renewal Term, as applicable (the “Renewal Deadline”); provided, however, that Tenant’s option to renew shall be deemed null and void and the renewal of this Lease shall be and become null and void automatically without the need for any further action notwithstanding the exercise or attempted exercise of such renewal option by Tenant if the Lease shall have been previously terminated or any event of material default shall exist beyond Tenant’s cure period on the date upon which Tenant exercises such renewal option and/or upon the commencement date of such Renewal Term. Notwithstanding the foregoing, Tenant’s right to a Renewal Term will not lapse because of Tenant’s failure to exercise any option to renew unless Lessor first will have given Tenant written notice that Tenant has failed to exercise such option to extend, and Tenant does not exercise such option to extend within thirty (30) days following Lessor sending Lessee written notice. If the Term of the Lease is renewed as provided above, the renewal of the Lease shall be upon all the same terms, covenants, and conditions as provided in the Lease with the exception of the Annual Basic Rent. In the event that Tenant validly exercises the applicable renewal option as provided hereinabove, the Annual Basic Rent payable by Tenant for the first Lease Year of the applicable Renewal Term shall be as determined in Section 20.0 1(d) of the Base Lease. BASIC RENT. Basic Rent payable by Lessee to Lessor for the Premises during the 2026-2033 Extended Term shall be as follows: Lease Date Monthly Basic Rent PSF Annual Basic Rent Months 1-12 $84,845.70 12 $360000 $1,018,148.40 Months 13-24 $87,815.30 12 $372600 $1,053,783.59 Months 25 - 36 $90,888.83 12 $385641 $1,090,666.02 Months 37-48 $94,069.94 12 $399138 $1,128,839.33 Months 49-60 $97,362.39 12 $413108 $1,168,348.71 Months 61-72 $100,770.08 12 $4.27567 $1,209,240.91 Months 73 - 84 $104,297.03 12 $4.42532 $1,251,564.34 a. b. Lessee shall continue to pay any and all additional sums due under the Lease including, but not limited to, Additional Rent, Operating Expenses, Insurance Premiums, utilities, consumables, rubbish removal, and Real Estate Taxes (collectively, the "Additional charges"), and all Basic Rent and Additional Charges for the Premises, all of which shall be paid pursuant to and in accordance with the Lease. The above schedule of Basic Rent does not include any Additional Charges. LESSEE IMPROVEMENT ALLOWANCE. Lessor agrees to reimburse Lessee, if Lessee is not then in material default beyond the expiration of notice and applicable cure periods under any of the terms of this Lease, the cost of Lessee's work incurred to perform permanent leasehold improvements in the Premises (the "Lessee's Work"), including but not limited to, restroom refurbishments, office refurbishment, lighting upgrades, and security improvements and upgrades, up to the aggregate sum of FIVE HUNDRED THOUSAND AND 00/100 DOLLARS ($500,000.00) (the "Construction Allowance"), but not more than that amount. Lessor shall make payments to the Lessee for the cost of Lessee's Work in the accordance with the following: a. Lessor shall make progress payments to Lessee of the Construction Allowance on a monthly basis, as hereinafter provided. Each progress payment shall equal (100) percent of the cost of the Lessee's Work incurred or paid by Lessee (for which no prior requests for payment have been made) for the period for which payment is requested; provided, however, that such progress payments shall only be made in increments of FIFTY THOUSAND AND 00/100 DOLLARS ($50,000.00) or more, except for the final payment, which may be less than FIFTY THOUSAND AND 00/100 DOLLARS ($50,000.00), if the remaining balance of the Construction Allowance is less than that amount. Each progress payment shall be made to Lessee within thirty (30) days after Lessor's receipt of Lessee's requisition request, together with the required documentation (if applicable) described below, provided such request and documentation are delivered to Lessor by the tenth (10th) day of the month and further provided that all of the following conditions are met (the "Payment conditions") at the time each such payment is requested and due: i. Lessee is not in monetary or material non-monetary default of this Lease beyond the applicable cure period; and 2 :\I'roperties\OH, V'iIoitgtoit\PC Connection s\2025 . Third A,sscodmcnt\V.3, LL to TT\PC Connection, Inc. - Third Amendment to Lease Agreement [Wilmington] 2025.11 19 TEI.docx

ii. No mechanic's lien has been filed against Lessor, Lessee, the Premises, or the Property, which lien has not yet been discharged of record; and

iii. Lessee submits to Lessor all of the following documentation:

1. A requisition for payment, provided, however, that Lessee shall submit such requisition for payment no more often than once monthly (and subject to the time constraints set forth above), and each such requisition shall cover services performed and materials supplied (for which no prior requests for payment have been made) for the period(s) preceding the month in which such submission is made; and

2. If applicable, a certification by the architect engaged by Lessee for the Lessee's Work stating that the portion of the work for which Lessee is applying for payment has been completed in accordance with the Plans and Specifications approved by Lessor and, to the architect's knowledge, all applicable Laws; and

3. Bills from Lessee's architects, consultants, contractors, engineers, and suppliers for services performed and materials supplied for those portions of the Lessee's Work for which Lessee seeks payment and for which Lessee has not previously submitted a requisition (and where Lessee elects to be reimbursed, such bills shall have been marked "paid" by the architect, consultant, contractor, engineer, or supplier); and

4. Executed and acknowledged releases of lien in form and substance satisfactory to Lessor evidencing payment for any prior work or services performed and materials supplied for which Lessee previously applied for payment.

b. Provided all of the Payment Conditions have been met, each such progress payment shall be made within the time period set out above after Lessor receives from Lessee all of the required documents in support of Lessee's request for payment. However, if such request and documentation are delivered after the tenth (10th) day of the month, the corresponding progress payment shall be made during the second month after the month in which such request and documentation are delivered to Lessor.

c. The progress payments shall be made, at Lessee's option, either to:

i. Lessee's architects, consultants, contractors, engineers, and suppliers (collectively, "Providers") engaged in the performance of the Lessee's Work for whom Lessee requests payment, unless Lessee has already made such payment to the Provider; or

ii. Lessee, as reimbursement for the amounts paid by Lessee for such services and/or supplies.

d. Prior to the performance of the Lessee's Work, Lessee shall submit to Lessor for Lessor's written approval detailed plans and specifications therefor, including the list of all contractors and subcontractors, and Lessee shall not proceed with the Lessee's Work until

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it obtains Lessor's written approval, which approval shall not be unreasonably withheld, conditioned or delayed and provided to Lessee no later than fifteen (15) days after receipt of all of Lessee's plans and specifications of the Lessee's Work. e. The Construction Allowance monies will be paid to Lessee only for Lessee's payment for demolition work and construction work performed in the Premises, including the cost of raw materials, labor, architect's fees, permits, built in furniture that is not a trade fixture, floor coverings, wall treatments and related costs of construction. Construction work does not include inventory, supplies, Lessee's moveable property or the cost of training Lessee's employees. The above terms contained herein shall be a condition precedent to Lessee's right to receive the Construction Allowance, and no portion of said sum shall vest in Lessee, nor shall Lessee sell, assign, encumber or create a security interest in such Construction Allowance prior to full compliance with the terms contained herein. All construction, improvements, additions, property and fixtures, except for Lessee's movable trade fixtures, personal property, equipment, point-of-sale equipment security systems, free-standing display racks, leased equipment, and goods held for sale to the public (the "Leasehold Improvements") but only to the extent same are funded by the Construction Allowance will at all times be the sole property of Lessor, and Lessee will have no ownership interest in the Leasehold Improvements, except that Lessee may retain and maintain such indicia of ownership of the Leasehold Improvements to the extent required for insurance purposes. Any funds designated in this Lease as a Construction Allowance will be used exclusively for the design and construction of those Leasehold Improvements located in the Premises. It is the intention of Lessor and Lessee that the Leasehold Improvements will constitute "leasehold improvements" within the meaning of Section 168(i) of the internal Revenue Code of 1986, as amended. g. Lessor and Lessee agree that the monies to be paid by Lessor to Lessee pursuant to this Section are being paid to Lessee for the purpose of Lessee's constructing or improving qualified long-term real property as defined in Section 110(c)(l) of the Internal Revenue Code of 1986, as amended, for use in such Lessee's trade or business at the Premises, which Premised Lessor and Lessee acknowledge constitutes retail space. It is the intent of Lessor and Lessee that Lessor and Lessee shall consider any such payment as made in accordance with Section 110 of the Internal Revenue Code of 1986, as amended, and Lessor and Lessee shall provide the Internal Revenue Service any and all information concerning such payments as may be required by the Internal Revenue Service. 6. RIGHT OF FIRST OFFER ("ROFO"). Lessee shall have an ongoing right of first offer to lease any space located at 3188 Progress Way, Wilmington, Ohio that was previously occupied by another Lessee but becoming available for lease after the date of this Third Amendment (the "Future Expansion Space"), subject to any rights or options of other Lessees existing on the date of this Third Amendment, and subject to the following additional terms: a. After the date on which the Future Expansion Space is to become vacant is known to Lessor with reasonable certainty, Lessor shall deliver to Lessee a written notice offering such space to Lessee (the "Expansion Availability Notice") including the rentable area and the basic proposed terns on which Lessor intends to offer it for lease to third parties. Such Expansion Availability Notice shall include (1) the Annual Basic Rent to apply to the Future Expansion Space, which Annual Basic Rent shall be at a per square foot rate which is equal to the greater of (i) the rate in effect being paid by the Lessor for the existing 4 H:Acquisitions\Pastor& SotoAssct Mgrnt\OH, WflmingtonWiImington Industrial Park\Leases\Building 11\Third Amenmdentto Lease -PC Connection -12.2.25 -Execution Veision.docx

Premises, or (ii) the same per square foot rental rate offered to other prospective tenants for comparable space in the building, taking into account location, size, and improvements, (2) a statement as to whether the Lessor will offer any allowances for space improvements or other similar concessions, (3) the date on which the Lessee may occupy such Future Expansion Space, and (4) any other important terms upon which the Lessor is offering the Future Expansion Space to the Lessee. In order to exercise its rights under this section, Lessee must give Lessor written notice of its election to accept the offer (the "***Expansion Acceptance Notice***") within fifteen (15) days after receiving the Expansion Availability Notice.

b. If Lessee timely accepts the Lessor's offer above, then Lessee's leasing of the Future Expansion Space shall be under all terms of this Lease for the remainder of the Term, as supplemented by the terms of the Expansion Availability Notice, and except that (i) the Annual Basic Rent shall be as determined in accordance with the provisions above, and (ii) the fraction used for Lessee's Share of Taxes and Operating Expenses (and any other calculation predicated on the Premises' share of space in the Property) shall be increased proportionately to reflect the addition of the Expansion Space to the Premises. Furthermore, within thirty (30) days after the Expansion Acceptance Notice, the parties shall execute a written amendment to this Lease describing the addition of the Expansion Space to the Premises and setting forth the foregoing changes to the Lease.

c. If Lessee fails to give notice accepting the Lessor's offer by the time required above, or if at the time Lessee accepts such offer or at the time Lessee's lease of the Future Expansion Space becomes effective the Lessee is in an Event of Default under the Lease (past any applicable notice and grace period), then Lessee's right of first offer provided in this Section shall be automatically terminated and of no further force or effect, and Lessor shall have the right to lease the Future Expansion Space to any parties and upon any terms it sees fit.

d. If Lessee declines or fails to timely exercise its right and Lessor thereafter fails to execute a lease with a third party on substantially the same or better economic terms within twelve (12) months after the date of Lessee's waiver, Lessor must re-offer the Future Expansion Space to Lessee under this Section before leasing it to any other party.

e. Lessee's ROFO shall run with the Lease and may be exercised by any assignee or subtenant approved by Lessor under the Lease. This ROFO shall not apply to (i) renewals, extensions, or expansions by existing tenants exercising their preexisting rights, or (ii) space leased to affiliates or subsidiaries of such tenants. Lessee's ROFO shall continue throughout the Term (and any extensions thereof) and shall apply to each new instance of Future Expansion Space as it arises, regardless of whether Lessee previously declined to exercise the right with respect to other space.

7. <u>SPRINKLER PUMP</u>. Landlord shall, at Landlord's sole cost and expense, promptly repair and ensure the sprinkler pump serving the 3-building campus, including the Premises, is in good working order prior to the commencement of the Expansion Term.

8. <u>USA PATRIOT ACT</u>. Each party hereby represents and warrants to the other as to itself that to the best of their actual knowledge:

a. the Office of Foreign Assets Control of the United States Department of Treasury ("***OFAC***") has not listed such party or any of such party's affiliates, or any person that

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controls, is controlled by, or is under common control with such party, on its list of Specially Designated Nationals and Blocked Persons; and b. it is not acting in this transaction, directly or indirectly, for or on behalf of any person, group, entity or nation named by any Executive Order, the United States Treasury Department, or United States Office of Homeland Security as a terrorist, Specially Designated National and Blocked Person, or other banned or blocked person, entity, nation or pursuant to any law, order, rule or regulation that is enforced or administered by the OFAC. 9. BROKERAGE. Lessee and Lessor represent and warrant that they have had no dealings with any real estate broker or agent (other than with JLL and Kelleher & Sadowsky who represent the Tenant and Time Equities, Inc., representing Lessor) in connection with the negotiation of this Third Amendment and that it knows of no other real estate broker or agent who is or might be entitled to compensation in connection with this Third Amendment, and both parties agrees to indemnify and hold the other harmless from and against any and all claims for such compensation. 10. EXECUTION IN COUNTERPARTS. This Third Amendment may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same agreement. Further, the counterparts of this Third Amendment may be executed and delivered by facsimile or other electronic means by any of the parties to any other party, and the receiving party may rely on the receipt of such document so executed and delivered by facsimile or other electronic means as if the wet ink original had been received. 11. MISCELLANEOUS. a. Except as expressly provided herein, the parties agree and acknowledge that all of the terms covenants and conditions contained in the Lease shall be in full force and effect throughout the Lease Term. Accordingly, the Lease is restated herein in full and the parties acknowledge that the Lease is in full force and effect. b. This Third Amendment shall be binding upon the parties hereto and their heirs, successors and assigns. c. Each party warrants and represents that each has the full power and authority to enter into this Third Amendment. d. The Lease, as modified by this Third Amendment contains the entire agreement between the parties. The Lease may be amended only by a written instrument signed by and delivered to all of the parties. e. In the event of any conflict between the terms of the Lease and this Third Amendment, the terms of this Third Amendment shall prevail. Except as specifically provided herein, all of the terms, provisions, covenants and conditions of the Lease are hereby ratified and confirmed and shall continue in full force and effect. f. The captions and headings throughout this Third Amendment are for convenience and reference only, and in the same shall in no way be held or deemed to define, limit, describe, explain, modify, amplify or add to the interpretation, construction or meaning of any provision, or the scope of intent hereof, nor in any way affect this Third Amendment. 6 H:\Acquisitions\Pstor& Soto\Asset MgmtOH, Wilrninglon\Wilmington Industrial Park\Leases\Building I I\Third Ainenmdent to Lease -PC Connection .122.25 -Execution Veesion.docx

g. All terms not defined in this Third Amendment shall have the respective meanings ascribed to them in the Lease.

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IN WITNESS WHEREOF, the parties hereto have hereunto set their respective hands and seals as of the date first above written.

**LESSOR:**

**WIP 11-12 OWNER LLC**
By: Time Equities, Inc., as agent

By: ______________________ Date: 12/11/25
Name: Max Pastor
Title: Chief Operating Officer

**LESSEE:**

**PC CONNECTION, INC.**

By: ______________________ Date: 12/3/25
Name: Thomas C Baker
Title: CFO

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STATE OF NEW YORK )
) SS
COUNTY OF NEW YORK )

The foregoing instrument was acknowledged before me this 11th day December of 2025 by Max Pastor, Chief Operating Officer for Time Equities, Inc., as agent for **WIP 11-12 OWNER LLC.**

Notary Public
My commission expires: 09/06/2026

CRISTINA MEJIA
NOTARY PUBLIC, STATE OF NEW YORK
Registration No. 01ME6439947
Qualified in Queens County
Commission Expires 09/06/2026

STATE OF New Hampshire )
) SS
COUNTY OF Hillsborough )

The foregoing instrument was acknowledged before me this 3rd day of December 2025 by Thomas Baker, the CFO of **PC CONNECTION, INC.,** on behalf of the corporation.

Notary Public
My commission expires: 10/4/2027

ANN J. CHRISTMAS
STATE OF
-MY-
COMMISSION
EXPIRES
OCTOBER 4, 2027
NEW HAMPSHIRE
NOTARY PUBLIC

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